Exhibit 99.1

NetScout Systems Reports Financial Results for Fourth Quarter & Fiscal Year End 2013

FY 2013 Revenue Up 14% Year-over-Year (GAAP and Non-GAAP)

FY 2013 Net Income Up Year-over-Year: 25% GAAP; 19% Non-GAAP

WESTFORD, Mass.--(BUSINESS WIRE)--April 25, 2013--NetScout Systems, Inc. (NASDAQ: NTCT):

	FY 2013		Q4 FY 2013
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue (in millions)	$350.6	$351.8	$98.1	$98.6
Net income (in millions)	$40.6	$56.0	$14.6	$18.1
Net income per share	$0.96	$1.32	$0.34	$0.43

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced application and service assurance solutions, today announced financial results for its fourth quarter and fiscal year ended March 31, 2013.

“We are very pleased with our fiscal year 2013 results, which came in at the high end of both the revenue and the non-GAAP EPS guidance we provided one year ago,” said Anil Singhal, President and CEO of NetScout Systems. “Over the past two years, we have worked to reach our growth milestones passing both $300 million in revenue in FY ’12 and then $350 million in revenue in FY ‘13. This year, as our non-GAAP revenue guidance range of $385 million to $400 million indicates, we are approaching another revenue growth milestone for the Company.”

“Our customers continue to validate our Unified Service Delivery Management strategy. We completed two technology acquisitions during this fiscal year, furthering our innovative approach in enhancing the value of our product line,” added Mr. Singhal. “We acquired voice technology that will be released over the coming year, providing our service provider customers with a complete solution supporting legacy, Voice over IP, and important next generation (VoLTE) infrastructures. We also added a scalable packet flow switch to our switch portfolio that has quickly gained market acceptance. In addition, we will be unveiling exciting new product capabilities in the coming months that we believe will provide the market with a differentiated approach to traditional Application Performance Management (APM).”

Total GAAP revenue for the fourth quarter was $98.1 million; non-GAAP revenue was $98.6 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue for the fourth quarter, on a GAAP and non-GAAP basis was $59.6 million. Service revenue on a GAAP basis was $38.5 million and non-GAAP service revenue was $39.0 million.

GAAP net income for the fourth quarter was $14.6 million, or $0.34 per diluted share. GAAP income from operations was $21.9 million. On a non-GAAP basis, net income for the quarter was $18.1 million, or $0.43 per diluted share, and non-GAAP income from operations was $27.6 million.

For the fiscal year ended March 31, 2013, NetScout reported total GAAP revenue of $350.6 million and non-GAAP revenue was $351.8 million. GAAP net income for the fiscal year was $40.6 million, or $0.96 per diluted share. GAAP income from operations was $64.5 million. Non-GAAP net income for the fiscal year was $56.0 million, or $1.32 per diluted share, and non-GAAP income from operations was $88.6 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Fiscal year 2013 GAAP and non-GAAP revenue results were within the range of original guidance issued a year ago of $340 million to $355 million. Fiscal year 2013 GAAP net income per share results were at the low end of the original guidance range of $0.96 to $1.05. Non-GAAP net income per share results were above the original guidance range of $1.21 to $1.30. In January 2013, the company narrowed the revenue and net income per share guidance for fiscal year 2013. Fiscal year 2013 revenue results on a GAAP basis were at the high end of the narrowed range of $346 million to $351 million, while non-GAAP revenue was also at the high end of the range of $347 million to $352 million. Fiscal year 2013 GAAP and non-GAAP net income per diluted share results were at the high end of the narrowed guidance ranges. GAAP net income per diluted share range was narrowed to be in the range of $0.92 to $0.96. The non-GAAP net income per diluted share was raised to be between $1.28 and $1.32.

Financial Highlights:

For the fourth quarter:

  GAAP and non-GAAP revenue increased 10% year-over-year and increased 7% sequentially.
  GAAP and non-GAAP product revenue increased 9% year-over-year and increased 13% sequentially.
  GAAP service revenue increased 10% year-over-year and decreased 1% sequentially. Non-GAAP service revenue increased 11% year-over-year and decreased 1% sequentially.
  GAAP operating margin was 22%, down one point from 23% a year ago and up three points sequentially. Non-GAAP operating margin was 28%, down one point from 29% a year ago and up two points sequentially.

For the 2013 fiscal year:

  GAAP and non-GAAP revenue increased 14% year-over-year.
  GAAP and non-GAAP product revenue increased 18% year-over-year.
  GAAP service revenue increased 8% year-over-year. Non-GAAP service revenue increased 9% year-over-year.
  GAAP operating margin was 18%, up from 17% in fiscal year 2012. Non-GAAP operating margin was 25%, up from 24% in fiscal year 2012.
  As of March 31, 2013 cash and cash equivalents and short and long-term marketable securities were $154.1 million, up $17.4 million from $136.7 million as of the end of the prior quarter. Year-over-year, cash and securities decreased $59.4 million due to debt retirement of $62.0 million, acquisition and stock buyback activity.

Guidance:

For fiscal year 2014, we expect GAAP revenue to be in the range of $384 million to $399 million and non-GAAP revenue to be in the range of $385 million to $400 million. GAAP net income per diluted share is expected to be in the range of $1.06 to $1.16 and non-GAAP net income per diluted share between $1.40 and $1.50.

For fiscal year 2014, the non-GAAP net income per diluted share expectation excludes the acquisition accounting adjustment to fair value of approximately $0.8 million for deferred revenue, forecasted share-based compensation expenses of approximately $13.0 million, estimated amortization of acquired intangible assets of approximately $6.7 million, compensation for post combination services of approximately $2.8 million, and the related impact of these adjustments on the provision for income taxes of $8.9 million.

CONFERENCE CALL INSTRUCTIONS:

NetScout invites shareholders to listen to its conference call today at 8:30 a.m. ET, which will be webcast live through NetScout’s website at http://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhome. Alternatively, people can listen to the call by dialing (866)701-8242 for U.S./Canada and (763)416-6912 for international callers and using conference ID: 36424445. A replay of the call will be available after 11:30 a.m. ET on April 25, 2013 for approximately one week. The number for the replay is (855)859-2056 for U.S./Canada and (404)537-3406 for international callers. The conference ID is: 36424445.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in NetScout's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NetScout also reports the following non-GAAP measures: non-GAAP revenue, non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP net income includes the foregoing adjustment and also removes inventory fair value adjustments, expenses related to the amortization of acquired intangible assets, stock-based compensation, restructuring, certain expenses relating to acquisitions including compensation for post-combination services and business development charges and loss on early extinguishment of debt, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, net income and diluted net income per share), and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NetScout believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and NetScout's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NetScout believes that providing these non-GAAP measures affords investors a view of NetScout’s operating results that may be more easily compared to peer companies and also enables investors to consider NetScout’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NetScout’s acquisitions. Presenting the GAAP measures on their own would not be indicative of NetScout’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NetScout management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

About NetScout Systems, Inc.

NetScout Systems, Inc. (NASDAQ: NTCT) is the market leader in Unified Service Delivery Management enabling comprehensive end-to-end network and application assurance. For 28 years, NetScout has delivered breakthrough packet-flow technology that provides trusted and comprehensive real-time network and application performance intelligence enabling unified assurance of the network, applications and users. These solutions enable IT staff to predict, preempt and resolve network and service delivery problems while facilitating the optimization and capacity planning of the network infrastructure. NetScout nGenius® and Sniffer® solutions are deployed at more than 20,000 of the world’s largest enterprises, government agencies, and more than 148 service providers, on over one million physical and 2,000 virtual network segments to assure the network, applications, and service delivery to their users and customers. For more information about NetScout go to www.netscout.com.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, our financial guidance for fiscal 2014, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, NetScout’s relationships with strategic partners, dependence upon broad-based acceptance of NetScout’s network performance management solutions, NetScout’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of NetScout to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology and the ability of NetScout to successfully integrate Psytechnics, Fox Replay, Simena, Accanto Systems and ONPATH Technologies, and achieve operational efficiencies. For a more detailed description of the risk factors associated with NetScout, please refer to NetScout’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2013 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
Revenue:
Product	$59,649	$54,525	$198,749	$168,141
Service	38,428	34,937	151,801	140,538
Total revenue	98,077	89,462	350,550	308,679

Cost of revenue:
Product	13,170	11,832	45,752	39,271
Service	7,870	7,128	28,256	26,401
Total cost of revenue	21,040	18,960	74,008	65,672

Gross profit	77,037	70,502	276,542	243,007

Operating expenses:
Research and development	16,916	13,405	61,546	49,478
Sales and marketing	29,810	28,480	116,807	109,624
General and administrative	7,647	7,353	29,718	27,488
Amortization of acquired intangible assets	800	590	2,877	2,131
Restructuring charges	-	231	1,065	603
Total operating expenses	55,173	50,059	212,013	189,324

Income from operations	21,864	20,443	64,529	53,683
Interest and other expense, net	(217)	(323)	(793)	(2,765)

Income before income tax expense	21,647	20,120	63,736	50,918
Income tax expense	7,094	7,173	23,127	18,490
Net income	$14,553	$12,947	$40,609	$32,428

Basic net income per share	$0.35	$0.31	$0.97	$0.77
Diluted net income per share	$0.34	$0.30	$0.96	$0.76
Weighted average common shares outstanding used in computing:
Net income per share - basic	41,517	41,711	41,665	42,035
Net income per share - diluted	42,199	42,530	42,322	42,750

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2013	2012	2013	2012

GAAP Revenue	$98,077	$89,462	$350,550	$308,679
Deferred revenue fair value adjustment	544	154	1,215	312
Non-GAAP Revenue	$98,621	$89,616	$351,765	$308,991

GAAP Gross profit	$77,037	$70,502	$276,542	$243,007
Deferred revenue fair value adjustment	544	154	1,215	312
Inventory fair value adjustment	204	-	453	-
Shared-based compensation expense (1)	152	121	577	419
Amortization of acquired intangible assets (2)	686	1,239	4,547	4,651
Business development and integration expense (3)	-	-	-	10
Compensation for post combination services (4)	7	-	14	-
Non-GAAP Gross profit	$78,630	$72,016	$283,348	$248,399

GAAP Income from operations	$21,864	$20,443	$64,529	$53,683
Deferred revenue fair value adjustment	544	154	1,215	312
Inventory fair value adjustment	204	-	453	-
Shared-based compensation expense (1)	2,337	2,585	9,580	8,702
Amortization of acquired intangible assets (2)	1,486	1,829	7,424	6,782
Business development and integration expense (3)	244	462	1,618	4,347
Compensation for post combination services (4)	902	270	2,721	438
Restructuring charges	-	231	1,065	603
Non-GAAP Income from operations	$27,581	$25,974	$88,605	$74,867

GAAP Net income	$14,553	$12,947	$40,609	$32,428
Deferred revenue fair value adjustment	544	154	1,215	312
Inventory fair value adjustment	204	-	453	-
Shared-based compensation expense (1)	2,337	2,585	9,580	8,702
Amortization of acquired intangible assets (2)	1,486	1,829	7,424	6,782
Business development and integration expense (3)	244	462	1,618	4,715
Compensation for post combination services (4)	902	270	2,721	438
Restructuring charges	-	231	1,065	603
Loss on extinguishment of debt (5)	-	-	-	690
Income tax adjustments (6)	(2,174)	(2,102)	(8,671)	(7,700)
Non-GAAP Net income	$18,096	$16,376	$56,014	$46,970

GAAP Diluted Net income per share	$0.34	$0.30	$0.96	$0.76
Share impact of non-GAAP adjustments identified above	0.09	0.09	0.36	0.34
Non-GAAP Diluted net income per share	$0.43	$0.39	$1.32	$1.10

Shares used in computing non-GAAP diluted net income per share	42,199	42,530	42,322	42,750

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$59	$55	$235	$192
Cost of service revenue	93	66	342	227
Research and development	780	784	2,944	2,486
Sales and marketing	734	900	3,035	3,052
General and administrative	671	780	3,024	2,745
Total share-based compensation expense	$2,337	$2,585	$9,580	$8,702

(2) Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$686	$1,239	$4,547	$4,651
Operating expenses	800	590	2,877	2,131
Total amortization expense	$1,486	$1,829	$7,424	$6,782

(3) Business development and integration expense included in these amounts is as follows:
Cost of service revenue	$-	$-	$-	$10
Research and development	-	134	15	1,545
Sales and marketing	10	41	10	346
General and administrative	234	287	1,593	2,446
Other income (expense), net	-	-	-	368
Total business development and integration expense	$244	$462	$1,618	$4,715

(4) Compensation for post combination services included in these amounts is as follows:
Cost of product revenue	7	-	10	-
Cost of service revenue	-	-	4	-
Research and development	467	270	1,670	438
Sales and marketing	39	-	64	-
General and administrative	389	-	973	-
Total compensation for post combination services	$902	$270	$2,721	$438

(5) Loss on extinguishment of debt included in this amount is as follows:
Interest and other income (expense), net	$-	$-	$-	$690

(6) Total income tax adjustment is as follows:
Tax effect of non-GAAP adjustments above at 38%	$(2,174)	$(2,102)	$(9,149)	$(8,452)
Discrete tax adjustment	-	-	478	752
Total income tax adjustments	$(2,174)	$(2,102)	$(8,671)	$(7,700)

NetScout Systems, Inc.
Consolidated Balance Sheets
(In thousands)

	March 31,	March 31,
	2013	2012

Assets
Current assets:
Cash, cash equivalents and marketable securities	$137,268	$196,872
Accounts receivable, net	73,900	69,795
Inventories	7,563	8,021
Prepaid expenses and other current assets	18,581	14,999

Total current assets	237,312	289,687

Fixed assets, net	19,678	16,457
Goodwill and intangible assets, net	266,280	225,069
Deferred income taxes	9,211	17,892
Long-term marketable securities	16,823	16,644
Other assets	2,872	2,008

Total assets	$552,176	$567,757

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,161	$7,539
Accrued compensation	31,585	23,050
Accrued other	10,916	10,009
Deferred revenue	95,055	93,493

Total current liabilities	147,717	134,091

Deferred tax liability	941	1,410
Other long-term liabilities	3,951	7,175
Accrued long-term retirement benefits	1,757	1,990
Long-term deferred revenue	25,907	18,722
Long-term debt	-	62,000

Total liabilities	180,273	225,388

Stockholders' equity:
Common stock	49	48
Additional paid-in capital	253,202	237,289
Accumulated other comprehensive income	671	212
Treasury stock, at cost	(83,480)	(56,032)
Retained earnings	201,461	160,852

Total stockholders' equity	371,903	342,369

Total liabilities and stockholders' equity	$552,176	$567,757

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com